UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 1, 2019

ALBEMARLE CORPORATION
(Exact name of registrant as specified in charter)

Virginia	001-12658	54-1692118

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 Congress Street, Suite 700, Charlotte, North Carolina	28209

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (980) 299-5700

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.01 par value	ALB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment of Asset Sale and Share Subscription Agreement

Effective August 1, 2019, Albemarle Corporation (“Albemarle”), Albemarle Wodgina Pty Ltd, a wholly-owned subsidiary of Albemarle (“Albemarle Wodgina”), Mineral Resources Limited (“MRL”) and Wodgina Lithium Pty Ltd, a wholly-owned subsidiary of MRL (“WLPL”), entered into an Amendment Deed (the “Amendment”) amending the Asset Sale and Share Subscription Agreement among those parties dated December 14, 2018 (the “Original Agreement”, and the Original Agreement as amended by the Amendment, the “Revised Agreement”).

Pursuant to the terms of the Original Agreement, and subject to the conditions set forth therein, WLPL agreed to sell and transfer to Albemarle Wodgina a 50% interest in certain assets comprising MRL’s Wodgina lithium project in Western Australia (the “Wodgina Project”) for a purchase price of US$1.15 billion in cash, subject to certain adjustments (the “Original Transaction”).

Pursuant to the terms of the Revised Agreement, and subject to the conditions set forth therein, WLPL will sell and transfer to Albemarle Wodgina a 60% interest in the Wodgina Project (the “Sale Interest”) for a total purchase price of US$1.3 billion (the “Purchase Price”), comprised of (i) a payment by Albemarle Wodgina of US$820 million in cash (the “Cash Payment”), subject to adjustment as described below, and (ii) the transfer to WLPL, pursuant to the MRL Kemerton ASA (as described below), of a 40% interest (the “Kemerton Sale Interest”) in certain lithium hydroxide conversion assets being built by Albemarle Lithium Pty Ltd, a wholly-owned subsidiary of Albemarle (“Albemarle Lithium”), in Kemerton, Western Australia (the “Kemerton Assets”, further described below).  The parties have agreed that the value of the Kemerton Sale Interest is US$480 million, based on total anticipated construction costs of the Kemerton Assets of US$1.2 billion (the “Forecast Construction Costs”).  The sale and transfer of the Sale Interest in exchange for the Cash Payment and the transfer of the Kemerton Sale Interest is referred to as the “Transaction.”

The Sale Interest will include a 60% legal and beneficial interest in the mining tenements owned by WLPL relating to the Wodgina Project, including all mineral rights within those tenements, other than rights to iron ore (which will be retained by WLPL) and tantalum (which will remain held by a third party).  The Sale Interest will also include a 60% legal and beneficial interest in the spodumene processing plant (the “Processing Plant”) and all of the other material physical infrastructure owned or to be constructed by WLPL or any of its affiliates that is required for the operation of the Wodgina Project (other than the crusher to be utilized in connection with the Wodgina Project, which will be retained and operated by an affiliate of WLPL, as described below, and certain other assets used in connection with the construction of the Wodgina Project) (the “Wodgina Infrastructure”).  In addition, the Sale Interest will include the assumption of certain liabilities relating to the period following the completion of the Transaction (“Completion”), including 60% of the financing lease liabilities for mobile mining equipment included in the Sale Interest.

The Purchase Price to be paid by Albemarle Wodgina for the Sale Interest at Completion is subject to an adjustment of up to US$25 million (whether positive or negative) in aggregate for 60% of (i) the difference in the value of certain inventory as of April 1, 2019, being the date of the commissioning of the first stage of the Processing Plant (the “Economic Effective Date”), and as of Completion and (ii) the operational expenses and revenues of the Wodgina Project between the Economic Effective Date and Completion.  In addition, if the actual costs of constructing the Kemerton Assets are less than the Forecast Construction Costs, Albemarle Wodgina will be required pay 40% of the difference to WLPL.

At Completion, Albemarle Wodgina will also acquire 60% of the share capital of Wodgina Lithium Operations Pty Ltd (the “Manager”), a company to be formed by WLPL prior to Completion, through which Albemarle Wodgina and WLPL will manage the Wodgina Project after Completion.

Also at Completion, Albemarle Lithium’s remaining 60% interest in the Kemerton Assets (the “Albemarle Kemerton Interest”) will be transferred to Albemarle Wodgina pursuant to the terms of, and subject to the conditions set forth in, the Albemarle Kemerton ASA (as described below).

Pursuant to the Revised Agreement, WLPL is responsible for completing the construction and commissioning of all Wodgina Infrastructure that has not yet been completed, at its own cost, and will transfer to the Manager custody and control of each item of completed Wodgina Infrastructure upon the later of its commissioning and Completion.  Pursuant to the Revised Agreement, Albemarle Lithium is responsible for completing the construction and commissioning of the Kemerton Assets at its own cost (even if the costs exceed the Forecast Construction Costs), and will transfer to the Manager custody and control of each item of the Kemerton Assets upon its commissioning, provided that Albemarle Lithium will continue to operate the Kemerton Assets thereafter pursuant to a plant services agreement to be entered into with the Manager.

The Original Transaction was approved unconditionally by China’s State Administration for Market Regulation (“SAMR”) on July 25, 2019.  Completion of the Transaction remains subject to the satisfaction (or waiver) of customary conditions, including notice from the Australian Federal Treasurer that there are no objections under the Australian government’s foreign investment policy, clearance from SAMR if a new filing is required, Ministerial consent in relation to the transfer of the mining tenements, and consents from certain third parties in relation to agreements relating to the Wodgina Project.  Completion of the Transaction is also subject to the satisfaction (or waiver) of the conditions to the transfer of the Kemerton Sale Interest under the MRL Kemerton ASA and the conditions to the transfer of the Albemarle Kemerton Interest under the Albemarle Kemerton ASA (each as described below).

If any condition to Completion is not satisfied, or is unlikely to be satisfied, by December 15, 2019 (the “Conditions Precedent Date”), either Albemarle Wodgina or WLPL may extend the Conditions Precedent Date to any date on or before March 31, 2020.  If any condition to Completion is not satisfied, or is unlikely to be satisfied, by March 31, 2020, WLPL may extend the Conditions Precedent Date to any date on or before June 30, 2020.  Either WLPL or Albemarle Wodgina may terminate the Revised Agreement if any condition to Completion is not satisfied (or waived) by the Conditions Precedent Date (as it may be extended as described above) or becomes incapable of being satisfied (and has not been waived) by the Conditions Precedent Date (as it may be extended as described above).  The Revised Agreement will terminate automatically upon any termination of the MRL Kemerton ASA.

Pursuant to a letter agreement entered into between MRL and Albemarle concurrently with the execution of the Amendment, Albemarle has agreed to pay to MRL a termination fee equal to US$100 million in the event that the Revised Agreement is terminated due to a failure of any condition to Completion to be satisfied or waived by the Conditions Precedent Date (as it may be extended as described above) or if WLPL terminates the Revised Agreement due to Albemarle Wodgina’s failure to complete the Transaction after all of the conditions to Completion have been satisfied or waived.  However, no termination fee will be payable by Albemarle in circumstances where (i) the condition relating to clearance from the Australian Federal Treasurer under the Australian government’s foreign investment policy is not satisfied or waived because the Australian Federal Treasurer has proposed or imposed a condition on its clearance and Albemarle Wodgina is willing to accept such condition but WLPL is not prepared to accept such condition, or (ii) a condition to Completion is not satisfied or waived due to a breach or repudiation of obligations by either MRL or WLPL under the Revised Agreement or the MRL Kemerton ASA.

Each of WLPL and Albemarle Wodgina has made customary warranties and covenants in the Revised Agreement, including, in the case of WLPL, covenants with respect to its operation of the Wodgina Project prior to Completion.

Albemarle has agreed to guarantee the obligations of Albemarle Wodgina under the Revised Agreement.  MRL has agreed to guarantee the obligations of WLPL under the Revised Agreement.

MRL Kemerton ASA

Effective August 1, 2019, concurrently with the execution of the Amendment, Albemarle Lithium, Albemarle Wodgina, WLPL, MRL and Albemarle entered into the MRL Kemerton Asset Sale Agreement (the “MRL Kemerton ASA”).  Pursuant to the terms of the MRL Kemerton ASA, and subject to the conditions set forth therein, Albemarle Lithium will transfer to WLPL the Kemerton Sale Interest as partial consideration for the Sale Interest in the Wodgina Project to be transferred to Albemarle Wodgina pursuant to the Revised Agreement.

The Kemerton Sale Interest constitutes a 40% legal and beneficial interest in the Kemerton Assets.  The Kemerton Assets include a refinery plant to convert spodumene concentrate into lithium hydroxide (the “Kemerton Refinery Plant”) and certain other related infrastructure assets.  The Kemerton Refinery Plant is being built in two stages, with each stage designed to have a processing capacity of up to 25,000 ktpa of lithium hydroxide.  Albemarle Lithium has retained the right to build additional processing capacity (with the potential for three further stages, each of up to 25,000 ktpa of lithium hydroxide) at the Kemerton facility for its sole benefit (the “Kemerton Expansion Capacity”).  The Kemerton Expansion Capacity is excluded from the Kemerton Sale Interest.

Completion of the transfer of the Kemerton Sale Interest pursuant to the MRL Kemerton ASA is subject to the satisfaction (or waiver) of the conditions to the Transaction under the Revised Agreement (as described above) and the conditions to the transfer of the Albemarle Kemerton Interest under the Albemarle Kemerton ASA (as described below).

Either Albemarle Lithium or Albemarle Wodgina may terminate the MRL Kemerton ASA if any condition to its completion is not satisfied (or waived) by the Conditions Precedent Date (as it may be extended as described above) or becomes incapable of being satisfied (and has not been waived) by the Conditions Precedent Date (as it may be extended as described above).  The MRL Kemerton ASA will terminate automatically upon any termination of the Revised Agreement.

Each of Albemarle Lithium and WLPL has made customary warranties and covenants in the MRL Kemerton ASA, including, in the case of Albemarle Lithium, covenants with respect to its continued construction of the Kemerton Assets prior to Completion.

Albemarle has agreed to guarantee the obligations of Albemarle Lithium under the MRL Kemerton ASA.  MRL has agreed to guarantee the obligations of WLPL under the MRL Kemerton ASA.

Albemarle Kemerton ASA

Effective August 1, 2019, concurrently with the execution of the Amendment and the MRL Kemerton ASA, Albemarle Lithium and Albemarle Wodgina entered into the Albemarle Kemerton Asset Sale Agreement (the “Albemarle Kemerton ASA”).  Pursuant to the terms of the Albemarle Kemerton ASA, and subject to the conditions set forth therein, Albemarle Lithium will transfer to Albemarle Wodgina the Albemarle Kemerton Interest concurrently with the transfer of the Kemerton Sale Interest to WLPL pursuant to the MRL Kemerton ASA.

Completion of the transfer of the Albemarle Kemerton Interest pursuant to the Albemarle Kemerton ASA is conditioned on receipt of notice from the Australian Federal Treasurer that there are no objections under the Australian government’s foreign investment policy.  Completion of the transfer of the Albemarle Kemerton Interest is also subject to the satisfaction (or waiver) of the conditions to the Transaction under the Revised Agreement and the conditions to the transfer of the Kemerton Sale Interest under the MRL Kemerton ASA (each as described above).

The Albemarle Kemerton ASA will terminate automatically upon any termination of the Revised Agreement or the MRL Kemerton ASA.

Amendment of Terms of Joint Venture Agreement

As part of the Amendment, Albemarle, Albemarle Wodgina, MRL and WLPL also agreed to amend certain terms of the form of joint venture agreement (as it will be amended, the “JVA”) to be entered into by WLPL, Albemarle Wodgina and the Manager subject to, and concurrently with, Completion of the Transaction.

Pursuant to the JVA, WLPL and Albemarle Wodgina will form an unincorporated joint venture for the exploration, development, mining, processing and production of lithium and other minerals (other than iron ore and tantalum) from the Wodgina Project and for the operation of the Kemerton Assets (the “JV”).  Albemarle Wodgina will initially hold 60% of the interests in the JV and WLPL will initially hold 40% of the interests in the JV.  Any exercise by WLPL of its reserved rights to explore or recover iron ore from the tenements will be required to not adversely interfere with or impair the exploration and mining operations of the JV.

The JV will be managed by the Manager, with oversight by a management committee comprised of three representatives of Albemarle Wodgina and two representatives of WLPL (for so long as they retain a 60% interest and a 40% interest, respectively, in the JV).  The management committee will be required to approve key decisions regarding the operations of the JV, including with respect to business plans and budgets.  For so long as Albemarle Wodgina and WLPL retain a 60% interest and a 40% interest, respectively, in the JV, (i) in the case of matters involving conflicts of interest for one of WLPL or Albemarle Wodgina (or their respective affiliates), the representatives of the non-conflicted member will be entitled to make the relevant decision, and (ii) certain key decisions will require approval by representatives of both parties, including the following:  the disposition or surrender of any tenement; the sale, lease or exchange of all or substantially all of the JV’s assets; the disposal of project facilities with a book value in excess of AUD$500,000; entry into of any contracts with a value of greater than AUD$10 million per annum; the appointment of a new manager or changing the manager’s remuneration; borrowing of money; granting certain security interests over any of the JV’s assets; the processing of any non-Wodgina spodumene; the terms of any tolling arrangements to apply in respect the tolling of non-Wodgina spodumene; and the approval of any mine closure plan.

Pursuant to the JVA, each of Albemarle Wodgina and WLPL will be entitled to a pro rata portion (based on their respective ownership percentages) of all minerals (other than iron ore and tantalum) recovered from the tenements and produced by the JV.  Following Completion, pursuant to arrangements to be entered into at Completion, a subsidiary of Albemarle will manage the marketing and sales of lithium products produced by the JV on behalf of each of Albemarle Wodgina and WLPL, including spodumene concentrate and, following the construction and commissioning of the Kemerton Assets, lithium hydroxide.  As described above, pursuant to a plant services agreement to be entered into at Completion, Albemarle Lithium will manage the Kemerton Assets on behalf of the JV.

At Completion, pursuant to the Revised Agreement and the MRL Kemerton ASA, subsidiaries of MRL will enter into contracts with the Manager to provide the JV, for the life of the mine, with crushing services (under a build, own and operate model), management services for the mine’s accommodation camp and airport, and mine to port haulage and ship loading of product from the Wodgina Project (but excluding any haulage of product to or from the Kemerton Assets), and Albemarle Wodgina and WLPL will enter into three agreements with Albemarle Lithium in relation to the Kemerton Refinery Plant, being a plant services agreement for the management by Albemarle Lithium of the Kemerton Refinery Plant, a sublease of the Kemerton Plant Facility site and an access license over the ancillary assets for the Kemerton Refinery Plant.

The JVA provides that Albemarle Wodgina and WLPL will share responsibility, in accordance with their respective ownership percentages, for all operating costs of the JV and all rehabilitation obligations of the JV (including on cessation of operations), other than certain rehabilitation obligations relating to the period prior to Completion and to the exploration of the reserved iron ore and tantalum rights, which will be borne by the holders of those rights.

In addition, the JVA contains provisions customary for agreements of this type, including with respect to transfers of a party’s interests in the JV and changes of control of and defaults by the parties to the JV.

Forward-Looking Statements

Some of the information presented in this Current Report on Form 8-K, including, without limitation, information related to the JV, plans and anticipated benefits in relation to the JV, expected timing of Completion and all other information relating to matters that are not historical facts may constitute forward- looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Actual results could differ materially from the views expressed herein.  Factors that could cause actual results to differ materially from the outlook expressed or implied in any forward-looking statement include, without limitation: changes in economic and business conditions; changes in priorities, financial and operating performance of Albemarle’s major customers and industries and markets served by Albemarle; the timing of orders received from customers; the gain or loss of significant customers; competition from other manufacturers; changes in the demand for Albemarle’s products or the end-user markets in which its products are sold; the availability of financing; the satisfaction of conditions to Completion, including regulatory approvals; the occurrence of regulatory actions, proceedings, claims or litigation; and the other factors detailed from time to time in the reports Albemarle files with the SEC, including those described under “Risk Factors” in its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.  These forward-looking statements speak only as of the date of this press release.  Albemarle assumes no obligation to provide any revisions to any forward-looking statements should circumstances change, except as otherwise required by securities and other applicable laws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALBEMARLE CORPORATION

Date: August 2, 2019	By:	/s/ Karen G. Narwold
Karen G. Narwold
Executive Vice President, Chief Administrative Officer and General Counsel